CSMC 06-2

Group 2

Pay rules

1.

Pay the Nas priority amount to the 2N1 until retired

2.

Pay the 2A1 until retired

3.

Concurrently:

a.

50% to the 2L1 until retired

b.

50% pro-rata to the 2PO and 2L2 until retired

4.

Pay the 2N1 until retired

Notes

Settle Date 2/28/06

Pricing Speed = 300PSA

Nas Bonds = 2N1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 2N1/Total Non-PO Balance